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                                                                  EXHIBIT 99.1

Contact: Wil Goodrich, Vice President-Director of Marketing - (800) 562-6449, Ext. 208

                REGENCY BANCORP ANNOUNCES QUARTERLY CASH DIVIDEND

     FRESNO, FEBRUARY 10 - Regency Bancorp (Nasdaq REFN), holding company parent of Fresno-based Regency Bank and Regency Investment Advisors, Inc., today announced that it has declared a $.10 per share cash dividend for its shareholders of record February 16, 1999. The dividend will be paid March 5, 1999.

     "This quarterly dividend is tangible proof that our company has returned to the ranks of the highest performing community banks in the state," said Steve Hertel, chairman, president and chief executive officer of Regency Bancorp. "The just released bank research report of IDC Financial, a respected, nationwide bank rating service, placed Regency in its highest "Superior" category. The board is extremely pleased to reward our shareholders with the first of what we anticipate will be a continuing series of quarterly cash dividends."

     Regency Bancorp and its subsidiaries have served Fresno and the Central Valley since December of 1980. The company currently provides banking to the greater Fresno market and Madera County through its three branches and has a government-guaranteed loan production office in Modesto. Its stock trades on the Nasdaq National Market under the symbol REFN with market makers such as:
Van Kasper & Co., Hoefer & Arnett, and Sutro & Co.

FEBRUARY 10, 1999 # # #

CERTAIN MATTERS DISCUSSED IN THIS NEWS RELEASE MAY BE FORWARD-LOOKING STATEMENTS THAT ARE SUBJECT TO RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE PROJECTED. SUCH RISKS AND UNCERTAINTIES, WHICH COULD IMPACT FUTURE FINANCIAL PERFORMANCE, INCLUDE, AMONG OTHERS, (1) COMPETITIVE PRESSURES IN THE BANKING INDUSTRY; (2) CHANGES IN THE INTEREST RATE ENVIRONMENT; (3) GENERAL ECONOMIC CONDITIONS, EITHER NATIONALLY OR REGIONALLY; (4) CHANGES IN THE REGULATORY ENVIRONMENT; (5) CHANGES IN BUSINESS CONDITIONS AND INFLATION; AND (6) CHANGES IN SECURITIES MARKETS. THEREFORE, THE INFORMATION SET FORTH HEREIN SHOULD BE CAREFULLY CONSIDERED WHEN EVALUATING THE BUSINESS PROSPECTS OF THE COMPANY AND ITS SUBSIDIARIES.

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